EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated September 7, 2007, with respect to the consolidated financial statements of Intelligent Living Corp. for the fiscal years ended May 31, 2007 and 2006 incorporated by reference in  the filings of the Registration Statement on Form S-8 of  Intelligent Living Corp. for its  2006 Stock Option Plan, filed with the Securities and Exchange Commission on May 3, 2006.

/s/ CHISHOLM, BIERWOLF & NILSON

Chisholm, Bierwolf & Nilson, LLC

Dated: August 6, 2008